                                                                                                   Exhibit 32.1
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

Kevin J. Asher, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, of Living 3D Holdings, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period September 30, 2011 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  November 16, 2011

By:  /s/ Kevin J. Asher
Chief Executive Officer
Chief Financial Officer
Principal Accounting Officer

 * A signed original of this written statement required by Section 906 has been provided to Living 3D Holdings, Inc. and will be retained by Living 3D Holdings, Inc. and furnished to the Securities Exchange Commission or its staff upon request.